UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         June 28, 2013

ML WINTON FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

c/o Merrill Lynch Alternative Investments LLC

Four World Financial Center – 11th Floor

250 Vesey Street

New York, NY 10080

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:       (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Units are privately offered and sold to “accredited investors” (as defined in Rule 501(a) under the Securities Act) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 thereunder.  The selling agent of the Units was Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPF&S”).

CLASS A	Subscription		CLASS C	Subscription
	Amount	Units		Amount	Units

June 28, 2013	$611,325	367,140	June 28, 2013	$871,933	568,812

CLASS D	Subscription		CLASS I	Subscription
	Amount	Units		Amount	Units

June 28, 2013	$-	-	June 28, 2013	$344,001	201,370

CLASS DS	Subscription		CLASS DT	Subscription
	Amount	Units		Amount	Units

June 28, 2013	$-	-	June 28, 2013	$-	-

CLASS M	Subscription		CLASS F	Subscription
	Amount	Units		Amount	Units

June 28, 2013	$422,908	432,731	June 28, 2013	$10,118,000	10,696,691

CLASS F1	Subscription
	Amount	Units

June 28, 2013	$-	-

Class A Units are subject to a sales commission paid to MLPF&S ranging from 1.0% to 2.5%.  Class D Units and Class I Units are subject to sales commissions paid to MLPF&S up to 0.5%.  The rate assessed to a given subscription is based upon the subscription amount.  Sales commissions are directly deducted from subscription amounts.  Class C, Class DS, Class DT, Class M, Class F and Class F1 Units are not subject to any sales commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its Sponsor

By: /s/ BARBRA E. KOCSIS
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date: July 3, 2013